UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012
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FIRST REPUBLIC PREFERRED
CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)
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Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pine Street, 2nd Floor
San Francisco, CA 94111
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (415) 392-1400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On May 30, 2012, First Republic Preferred Capital Corporation (“FRPCC”), a majority-owned subsidiary of First Republic Bank, issued a notice to redeem all of the 2,400,000 outstanding shares of 7.25% Noncumulative Perpetual Series D Preferred Stock of FRPCC (the “Series D Preferred Stock”) on June 29, 2012 (the “Redemption Date”). Pursuant to Section 3 of FRPCC’s Amended and Restated Certificate of Designations related to the Series D Preferred Stock, shares are redeemable at the option of FRPCC at a cash redemption price (the “Redemption Price”) equal to the sum of: (i) the liquidation preference of $25 per share plus (ii) the amount of the accrued and unpaid dividends thereon (whether or not declared) from the beginning of the period in which the redemption occurs to the Redemption Date. As such, each holder of record of the issued and outstanding Series D Preferred Stock will receive $25.00 per share, plus accrued and unpaid dividends to the Redemption Date equal to $0.453125 per share. Following such redemption, FRPCC will not pay any future quarterly dividends with respect to the Series D Preferred Stock, and the former holders of the shares of the Series D Preferred Stock will have no further rights arising out of their ownership of such shares of the Series D Preferred Stock.

Following the redemption of the Series D Preferred Stock, FRPCC will become a wholly-owned subsidiary of First Republic Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Republic Preferred Capital Corporation

Date:	May 30, 2012	By:	/s/ Michael J. Roffler
		Name:	Michael J. Roffler
		Title:	Vice President and Treasurer

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